Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-140195) of Expedia, Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-4 No. 333-175828) of Expedia, Inc. and in the related Prospectus,

(3)	Registration Statement (Form S-4/A No. 333-169654) of Expedia, Inc. and in the related Prospectus,

(4)	Registration Statement (Form S-4/A No. 333-208025) of Expedia, Inc. and in the related Prospectus,

(5)	Registration Statement (Form S-8 No. 333-178650) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, the Expedia, Inc. 401(k) Retirement Savings Plan, and the Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors of Expedia, Inc.,

(6)	Registration Statement (Form S-8 No. 333-187111) pertaining to the Expedia, Inc. 2013 Employee Stock Purchase Plan and the Expedia, Inc. 2013 International Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-190254) pertaining to the Second Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan,

(8)	Registration Statement (Form S-3ASR No. 333-194292) of Expedia, Inc. and in the related Prospectus,

(9)	Registration Statement (Form S-3ASR No. 333-197974) of Expedia, Inc. and in the related Prospectus,

(10)	Registration Statement (Form S-3ASR No. 333-202401) of Expedia, Inc. and in the related Prospectus,

(11)	Registration Statement (Form S-8 No. 333-205996) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan,

(12)	Registration Statement (Form S-8 No. 333-206990) pertaining to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, and

(13)	Registration Statement (Form S-8 No. 333-208548) pertaining to the HomeAway, Inc. 2011 Equity Incentive Plan;

of our reports dated February 10, 2016, with respect to the consolidated financial statements of Expedia, Inc. and the effectiveness of internal control over financial reporting of Expedia, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Seattle, Washington

February 10, 2016